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                                                                    EXHIBIT 23.2

                          Independent Auditors' Consent

We consent to the use of our report dated March 16, 2004, with respect to the consolidated balance sheets of Dex Media, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2003 and for the period from November 9, 2002 to December 31, 2002, included in this Registration Statement on Form S-4 of Dex Media, Inc., and to the references to our firm under the headings "Summary Historical and Pro Forma Financial Data," "Selected Historical Financial Data," and "Experts" in this Registration Statement.

KPMG LLP

Denver, Colorado
April 12, 2004

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                          Independent Auditors' Consent

We consent to the use of our report dated March 16, 2004, with respect to the consolidated balance sheet of Dex Media West LLC (an indirect wholly-owned subsidiary of Dex Media, Inc.) and subsidiary as of December 31, 2003, and the consolidated statements of operations, changes in owner's equity, and cash flows for the period from September 10, 2003 to December 31, 2003, included in this Registration Statement on Form S-4 of Dex Media, Inc., and to the references to our firm under the headings "Summary Historical and Pro Forma Financial Data," "Selected Historical Financial Data," and "Experts" in this Registration Statement.

KPMG LLP

Denver, Colorado
April 12, 2004

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                          Independent Auditors' Consent

We consent to the use of our report dated March 14, 2003, with respect to the combined statements of operations, owner deficit and cash flows of the operations of Qwest Dex Holdings, Inc. (a Colorado corporation and wholly-owned subsidiary of Qwest Communications International Inc.) and subsidiary in the states of Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota, and South Dakota, hereinafter referred to as Dex East (as more fully described in note 1 to the combined financial statements) for the period from January 1, 2002 to November 8, 2002, and for the year ended December 31, 2001, included in this Registration Statement on Form S-4 of Dex Media, Inc., and to the references to our firm under the headings "Summary Historical and Pro Forma Financial Data," "Selected Historical Financial Data," and "Experts" in this Registration Statement.

KPMG LLP

Denver, Colorado
April 12, 2004

                          Independent Auditors' Consent

We consent to the use of our report dated March 16, 2004, with respect to the combined balance sheet of the operations of Qwest Dex Holdings, Inc. (a Colorado corporation and wholly-owned subsidiary of Qwest Communications International Inc.) and subsidiary in the states of Arizona, Idaho, Montana, Oregon, Utah, Washington, and Wyoming, hereinafter referred to as Dex West (as more fully described in note 1 to the combined financial statements) as of December 31, 2002, and the related combined statements of operations, changes in owner's deficit and cash flows for the period from January 1, 2003 to September 9, 2003, and for the years ended December 31, 2002 and 2001, included in this Registration Statement on Form S-4 of Dex Media, Inc., and to the references to our firm under the headings "Summary Historical and Pro Forma Financial Data," "Selected Historical Financial Data," and "Experts" in this Registration Statement.

KPMG LLP

Denver, Colorado
April 12, 2004